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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): August 17, 2006
                                                   (August 14, 2006)

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       New Jersey                                           13-3152196
-------------------------------                      ---------------------------
(State or other jurisdiction                            (I.R.S. Employer
 of incorporation)                                      Identification Number)

                                    0-17038
                            ------------------------
                            (Commission File Number)

    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 14, 2006, the Board of Directors (the "Board") of Concord Camera Corp. (the "Company") established a committee (the "Special Committee") of the Board, consisting of three independent directors, to investigate, evaluate and/or analyze strategic alternatives for the Company.

In connection with the establishment of the Special Committee, the Board approved the following compensation for the directors' service on the committee:
(a) an annual fee of $25,000 to the Chair of the Special Committee and (b) an annual fee of $15,000 to each of the other members of the Special Committee. The annual fee is to be paid pro-rata on a quarterly basis, beginning with the quarter ended September 30, 2006 and continuing thereafter for so long as the Special Committee remains in existence. In addition, for each in-person or telephonic meeting duly called and held, each member of the Special Committee will be paid a meeting fee of $1,000. The compensation is in addition to fees payable to directors for their service on the Board and its committees and for attendance at Board meetings or meetings of the other Board committees.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CONCORD CAMERA CORP.


Date:  August 17, 2006                By:  /s/ Scott L. Lampert
                                         ---------------------------------------
                                          Scott L. Lampert,
                                          Vice President, General Counsel and
                                          Secretary


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